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                                                                   EXHIBIT 10.13

                               LOCK-UP AGREEMENT


                               August 27, 1999


HealthCentral.com
Marketplace Tower
6001 Shellmound Street
Suite 800
Emeryville, CA 94608


Ladies and Gentlemen:

          Pursuant to a Common Stock Purchase Agreement dated August 30, 1996, HealthCentral.com (the "Company") sold and issued 1,844,000 shares of its Common
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Stock (the "Shares") to Dr. Dean Edell ("the Shareholder").  The Company and the
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Shareholder recognize that, in order to provide the Company with an enhanced opportunity to raise additional capital for the benefit of all shareholders, including of the Shareholder, it is necessary and appropriate for the
Shareholder to agree to subject 50% of the Shares, or 922,000 shares of Common Stock (as adjusted for any future stock splits, combinations, recapitalizations and the like) (the "Locked-Up Securities"), to certain restrictions on transfer.
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          The Shareholder understands that certain investors (the "New
                                                                   ---
Investors") are simultaneously entering into a Series B Preferred Stock Purchase
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Agreement with the Company (the "Purchase Agreement") of even date herewith
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pursuant to which the Company desires to sell to the New Investors and the New
Investors desire to purchase from the Company shares of the Company's Series B Preferred Stock. A condition to the New Investors' obligations under the Purchase Agreement is that the Company and the Shareholder enter into this agreement (this "Letter") in which the Shareholder agrees to subject the Locked-
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Up Securities to certain restrictions on transfer as described below.

          In consideration of the execution of the Purchase Agreement by the New Investors, and for other consideration, the sufficiency of which is hereby acknowledged, the Shareholder agrees that, for a period beginning upon the date hereof and ending upon the earlier of (i) two years from the date hereof, or
(ii) one year after the consummation of a firm commitment public offering by the Company of its shares of Common Stock under the Securities Act of 1933, as amended (the "Lock-Up Period"), without the prior written consent of the
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Company and the holders of a majority of the shares of the Company's Preferred
Stock (or Common Stock issuable upon conversion thereof) held by the New Investors then outstanding, the Shareholder will not, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, or otherwise transfer, dispose of, loan, pledge or grant any rights with respect to (any one of which being referred to herein as a "Disposition")
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the Locked-Up Securities.  The foregoing restriction is expressly agreed to preclude the Shareholder from
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engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Locked-Up Securities during the Lock-Up Period, even if such Locked-Up Securities would be disposed of by someone other than the Shareholder. The lock-up restriction described in this paragraph shall not apply to: (a) the 922,000 shares (as adjusted for any future stock splits, combinations, recapitalizations and the like) currently held of record by the Shareholder that are not considered Locked-Up Securities pursuant to this Letter, (b) transactions relating to securities acquired in open market transactions during the Lock-Up Period, (c) bona fide gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement, or (d) dispositions to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, provided that such trust agrees in writing to be bound by the terms of this Letter.

          The Shareholder agrees and consents to the entry of stop transfer instructions with the transfer agent for the Company's capital stock against any transfer of shares of capital stock of the Company in contravention of the restrictions set forth above. The Shareholder confirms that it understands that the New Investors and the Company will rely upon the representations set forth in this letter in proceeding with the sale of the Series B Preferred Stock under the Purchase Agreement.

          The Shareholder hereby represents and warrants that the Shareholder has full power and authority to enter into this Letter, and that, upon request, the Shareholder will execute any additional documents necessary or desirable in connection with the enforcement hereof. The Shareholder understands and acknowledges that the restrictions set forth in this Letter serve as additional restrictions on transfer for the Locked-Up Securities, and do not diminish in any way the restrictions agreed to by the Shareholder and imposed upon the securities held by the Shareholder in Section 1.14 of the First Amended and Restated Investors' Rights Agreement between the Company and certain investors, including the Shareholder, and the restrictions agreed to by the Shareholder and imposed upon the securities held by the Shareholder in Section 3(f) of the Common Stock Purchase Agreement between the Company and the Shareholder, or any other restriction on transfer which the Shareholder may agree to be bound by in the future. This Letter may be executed in counterparts.

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     The Shareholder has executed this Letter as of the day and year first set forth above.



                                             THE SHAREHOLDER:

                                             Dr. Dean Edell

                                             /s/ Dean Edell
                                             ___________________________________

                                             ADDRESS:


                                             ___________________________________


AGREED AND ACCEPTED
THIS 27 DAY OF AUGUST:

HEALTHCENTRAL.COM:

/s/ Albert L. Greene
______________________________
Albert L. Greene, President


ADDRESS:

Marketplace Tower
6001 Shellmound Street
Suite 800
Emeryville, CA 94608

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